EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 33-87694, 33-87696, 333-59917, 333-59925, 333-68915 , 333-68919, 333-119004, 333-119005 and 333-119006) of Orleans Homebuilders, Inc. of our report dated January 30, 2004, except for Note 11 which is as of July 28, 2004 relating to the financial statements of Realen Homes, L.P., which appears in the Current Report on Form 8-K of Orleans Homebuilders, Inc. dated July 28, 2004.

PricewaterhouseCoopers LLP

Philadelphia, PA
October 8, 2004